SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported): May 1, 2002

                                United Pan-Europe
                               Communications N.V.
                               -------------------
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                              --------------------
                 (State or Other Jurisdiction of Incorporation)
                                    000-25365
                            (Commission File Number)

                                   98-0191997
                                ----------------
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
                               -------------------
                  (Address and zip code of principal executive
                                    offices)

                                (31) 20-778-9840
                              ---------------------
                 (Registrant's telephone number, including area
                                      code)

Item 5.  Other Events

     On May 1, 2002, United Pan-Europe Communications N.V. (the "Company") issued a press release announcing that it did not intend to make the interest payment of EUR 38.9 million due that date on its outstanding 10 7/8% Senior Notes due 2007 and 11 1/4% Senior Notes due 2009. The Company does not expect that withholding these interest payments will affect the normal course of business for the Company's operating companies. This failure to pay interest on these senior notes is covered by the waivers received by the Company from (i) the lenders under its EUR 4.0 billion senior secured bank credit facility and
(ii) UnitedGlobalCom ("UGC"), the holder of the Exchangeable Loan, as previously announced on March 4, 2002. The Company also announced that it is continuing constructive negotiations with its creditors, including UGC and an ad-hoc committee representing the holders of its outstanding senior notes and senior discount notes, to formulate a recapitalization plan for its balance sheet. The full text of the press release is attached as Exhibit 99.1 hereto.

     On April 26, 2002, the Company received notice that certain former shareholders of Cignal Global Communications ("Cignal") have filed suit against the Company in the District Court in Amsterdam, The Netherlands, claiming US$200 million on the basis that the Company failed to honor certain option rights which were granted to those shareholders in connection with acquisition of Cignal by Priority Telecom N.V., a subsidiary of the Company. The Company believes that it has complied in full with its obligations to these shareholders through the successful consummation of the initial public offering of Priority Telecom N.V. on September 27, 2001. Accordingly, the Company believes that the Cignal shareholders' claims are without merit and intends to defend this suit vigorously.



Item 7.  Exhibits

     Exhibit Number             Description

     99.1                       Press Release dated May 1, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                  By: /s/ ANTON A.M. TUIJEN
                                     --------------------------------------
                                     Name:   Anton A.M. Tuijen
                                     Title:  Management and General Counsel

Dated:  May 1, 2002